Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS AGREEMENT TO MANAGE CREDIT CARD PROGRAM FOR
DIAMONDS INTERNATIONAL, THE CARIBBEAN'S LARGEST DUTY-FREE JEWELER

•	Credit card program to enhance Diamond International's track record of consistent growth; affluent clientele expected to spur continued growth
•	Alliance Data's card services business selected to provide private label credit card and marketing services for growing pioneer of luxury jewelry shopping in the U.S., Caribbean and online
•	Credit program will leverage Alliance Data's unique data assets to deliver custom analytics and insights to drive top-line sales and value

PLANO, TX– June 20, 2017 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and commercial credit programs, has signed a new multi-year agreement to provide private label credit card services for Diamonds International® (www.diamondsinternational.com). One of the world's largest duty-free jewelers, Diamonds International and sister stores Tanzanite International®, Diamonds International Watch & Design™ and Luxury of Time by Diamonds International™ have over 125 locations throughout the U.S., Caribbean and Central America, as well as an online store offering luxury jewelry, elegant timepieces and fine gemstone products.

"This enhanced credit card program, in partnership with Alliance Data, will allow us to significantly expand the Diamonds International customer base and increase brand affinity by offering compelling financing offers, a simplified application process and convenient account management tools," said Albert Gad, co-founder of Diamonds International. "As a 'tier one' jeweler for U.S. cruise lines, we continue to define luxury in ports of call throughout the Caribbean and Alaska as well as through our website. Our credit program will provide a level of convenience and flexibility that makes our quality merchandise accessible to even more travelers and online shoppers."

Alliance Data is implementing a customized, multi-channel credit program for Diamonds International, designed to help deliver rapid approvals, incremental sales and increased transaction size. The Diamonds International credit program offers benefits exclusive to cardmembers as well as convenient, flexible payment and financing options. In addition, Diamonds International has access to Alliance Data's "in the moment" acquisition tools, in addition to advanced analytics and consumer insight capabilities.

"Diamonds International is a true category leader with a history of providing a memorable shopping experience for the finest in luxury goods and we are privileged to embark on this new relationship," said Melisa Miller, president of Alliance Data's card services business. "As a true partner for the entire customer journey, we'll use our extensive promotional financing and cross-channel marketing expertise to enhance existing strategies to keep the Diamonds International family of brands top-of-mind with customers."

About Diamonds International
Diamonds International® was established more than two decades ago. What began as one store in St. Thomas has now blossomed into more than 125 locations. Diamonds International is now one of the largest jewelry retailers in the world. We have more locations in the Caribbean than any other fine jeweler, and our network stretches from the company's New York City customer service call center, into Mexico and Central America and as far as Alaska. Whether enjoying a Caribbean vacation or shopping at home in the United States, thousands of people look to Diamonds International and its sister stores — Tanzanite International®, Diamonds International Watch & Design™, Luxury of Time by Diamonds International™ and the online store at DiamondsInternational.com — to provide them with luxury jewelry, elegant timepieces and the finest gemstone products at an unsurpassed value.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 17,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Investor information about Alliance Data's businesses may be found here.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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